Exhibit 99.1

Investor/Media Contact:
Arthur Shannon
arthur.shannon@bauschhealth.com
(514) 856-3855
(877) 281-6642 (toll free)

BAUSCH HEALTH COMPANIES INC. ANNOUNCES FIRST-QUARTER 2019 RESULTS AND RAISES FULL YEAR GUIDANCE

•	First-Quarter 2019 Financial Results

◦	Revenues of $2.016 Billion

◦	GAAP Net Loss of $52 Million

◦	GAAP Cash Flow From Operations of $413 Million in line with Company expectations

◦	Adjusted EBITDA (non-GAAP)[1] of $851 Million

•	Delivered Highest Quarter of Total Company Organic Revenue Growth[1,2] since 3Q15

◦	Highest quarter of Bausch + Lomb/International organic revenue growth[1,2] since Bausch + Lomb acquisition

•	Completed the Acquisition of Certain Assets of Synergy Pharmaceuticals Inc.

•	Raised Full-Year 2019 Guidance Ranges

LAVAL, Quebec, May 6, 2019 - Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company” or “we”) today announced its first-quarter 2019 financial results.

“Bausch Health is off to a strong start in 2019 with the continued growth of XIFAXAN® which grew 11% in the quarter, the launch of BRYHALI™, the successful acquisition of TRULANCE®, and the approval of DUOBRII™ and expected launch in June. We believe that our promising pipeline and focus on Project CORE (cost optimization and revenue enhancements) has positioned the Company to build on our growth in 2019 and beyond. Strong operational execution is leading us to raise our full-year 2019 revenue and adjusted EBITDA (non-GAAP)1 guidance,” said Joseph C. Papa, chairman and CEO, Bausch Health.

“With nearly 60% of our revenues coming from a diversified mix of medical devices, OTC products and prescription and branded generic products that are not exposed to the U.S. branded prescription drug pricing environment, we believe that Bausch Health is uniquely positioned to grow in health care,” Mr. Papa continued.

Company Highlights

Executing on Core Businesses and Advancing Pipeline

•	The Bausch + Lomb/International segment comprised approximately 55% of the Company’s revenue in the first quarter of 2019

◦	Reported revenue in the Bausch + Lomb/International segment increased by 1% compared to the first quarter of 2018; revenue in this segment grew organically[1,2] by
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1 Please see the tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the nearest comparable GAAP measure.
2 Organic growth/change, a non-GAAP metric, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations.

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8% compared to the first quarter of 2018, due to an increase in volume across all business units particularly in Global Vision Care, Global Consumer and International Rx

◦
The U.S. Food and Drug Administration (FDA) approved LOTEMAX® SM (loteprednol etabonate ophthalmic gel) 0.38%, a new gel formulation for the treatment of postoperative inflammation and pain following ocular surgery, and LOTEMAX® SM 0.38% has now launched

◦
Received 510(k) clearance for use of the Tangible® Hydra-PEG® custom contact lens coating technology with some of its leading Boston® gas permeable materials, the Boston XO®, Boston XO2®, Boston EO® and Boston ES® lenses, including those utilized in the Zenlens™ scleral lens family

◦
Acquired the U.S. rights to Eton Pharmaceuticals' EM-100, an investigational eye drop that, if approved, will be the first over-the-counter preservative-free formulation eye drop for the treatment of ocular itching associated with allergic conjunctivitis

•	The Salix segment comprised approximately 22% of the Company’s revenue in the first quarter of 2019

◦	XIFAXAN® revenue increased by 11% compared to the first quarter of 2018

◦	RELISTOR® revenue increased by 30% compared to the first quarter of 2018

◦
Completed the acquisition of certain assets of Synergy Pharmaceuticals Inc. (“Synergy”), including TRULANCE®, a treatment for adults with chronic idiopathic constipation and irritable bowel syndrome with constipation (IBS-C), and dolcanatide, an investigational compound that has demonstrated proof-of-concept in treating patients with multiple gastrointestinal conditions, for a cash purchase price including restructuring of approximately $190 million and the assumption of certain liabilities

•	The Ortho Dermatologics segment comprised approximately 7% of the Company’s revenue in the first quarter of 2019

◦	Revenues in the Global Solta business increased by 31% compared to the first quarter of 2018, driven by strong demand of Thermage FLX® in Asia Pacific following the launch in the region

◦	BRYHALI™ has experienced rapid prescription uptake by dermatologists within four months of launch[3]

◦	The FDA approved DUOBRII™ Lotion for the topical treatment of plaque psoriasis in adults. DUOBRII™ is expected to be launched in June 2019

Strategic Capital Allocation and Debt Management

•	Increased research and development investment by approximately 30% in the first quarter of 2019 vs. the first quarter of 2018

•	Refinanced $1.5 billion of 2021 and 2023 Senior Unsecured Notes

•	Reduced debt by >$100 million in the first quarter of 2019 using cash on hand, while still completing the acquisition of certain assets of Synergy

First-Quarter 2019 Revenue Performance
Total reported revenues were $2.016 billion for the first quarter of 2019, as compared to $1.995 billion in the first quarter of 2018, an increase of $21 million, or 1%. Excluding the unfavorable impact of foreign exchange of $59 million, the impact of 2019 acquisition of $6 million and the impact of the 2018 divestitures and discontinuations of $18 million, revenue grew organically1,2 by 5% compared to the first quarter of 2018, driven by organic growth1,2 across the Bausch + Lomb/International and Salix segments.
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3 IQVIA for three month through 3/29/19.

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Revenues by segment for the first quarter of 2019 were as follows:

(in millions)	1Q 2019	1Q 2018	Reported Change	Reported Change	Change at Constant Currency[4]	Organic[1,2] Change
Segment
Bausch + Lomb/International	$1,118	$1,103	$15	1%	7%	8%
Salix	$445	$422	$23	5%	5%	5%
Ortho Dermatologics	$138	$140	($2)	(1%)	(1%)	(1%)
Diversified Products	$315	$330	($15)	(5%)	(5%)	(4%)
Total Revenues	$2,016	$1,995	$21	1%	4%	5%

Bausch + Lomb/International Segment
Bausch + Lomb/International segment revenues were $1.118 billion for the first quarter of 2019, as compared to $1.103 billion for the first quarter of 2018, an increase of $15 million. Excluding the unfavorable impact of foreign exchange of $58 million and the impact of the 2018 divestitures and discontinuations of $14 million, the Bausch + Lomb/International segment grew organically1,2 by approximately 8% compared to the first quarter of 2018, primarily due to higher volumes. Bausch + Lomb/International reported the highest quarter of organic revenue growth2 since the Bausch + Lomb acquisition.

Salix Segment
Salix segment revenues were $445 million for the first quarter of 2019, as compared to $422 million for the first quarter of 2018, an increase of $23 million despite the loss of exclusivity of UCERIS®. The increase was primarily driven by XIFAXAN®, which grew 11% in the quarter as compared to the first quarter of 2018.

Ortho Dermatologics Segment
Ortho Dermatologics segment revenues were $138 million for the first quarter of 2019, as compared to $140 million for the first quarter of 2018, a decrease of $2 million, or 1%, due to lower volumes primarily driven by the loss of exclusivity of ELIDEL®, ZOVIRAX® and SOLODYN®, mostly offset by 31% revenue growth in the Global Solta business.

Diversified Products Segment
Diversified Products segment revenues were $315 million for the first quarter of 2019, as compared to $330 million for the first quarter of 2018, a decrease of $15 million, or 5%. The decrease was primarily attributable to the previously reported loss of exclusivity for a basket of products.

Operating Income/Loss
Operating income was $287 million for the first quarter of 2019, as compared to an operating loss of $2.281 billion for the first quarter of 2018, an increase in operating results of $2.568 billion. The increase in the Company's operating results for the first quarter of 2019 reflects: (i) lower impairments and amortization and (ii) the increase in reported revenues and higher gross

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4 To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP metric, is determined by comparing 2019 reported amounts adjusted to exclude currency impact, calculated using 2018 monthly average exchange rates, to the actual 2018 reported amounts.

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margins in 2019 as compared to 2018, partially offset by increased research and development spend and increased advertising and promotion spend following the launch of several new products.

Net Loss
Net loss for the three months ended March 31, 2019 was $52 million, as compared to net loss of $2.581 billion for the same period in 2018, a decrease of $2.529 billion. The decrease in net loss is primarily due to: (i) the increase in operating results discussed above (ii) lower interest expense and (iii) lower loss on extinguishment of debt.

Adjusted net income (non-GAAP)1 for the first quarter of 2019 was $358 million, as compared to $312 million for the first quarter of 2018, an increase of $46 million, or 15%.

Operating Cash
The Company generated $413 million of cash from operations in the first quarter of 2019, as compared to $438 million in the first quarter of 2018, a decrease of $25 million, or 6%, primarily driven by the increase in working capital related to the timing of anticipated sales demand and new product launches, partially offset by the improved operating results discussed above.

EPS
GAAP Earnings Per Share (EPS) Diluted for the first quarter of 2019 was ($0.15), as compared to ($7.36) for the first quarter of 2018.

Adjusted EBITDA (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 was $851 million for the first quarter of 2019, as compared to $832 million for the first quarter of 2018, an increase of $19 million, or 2%.

2019 Financial Outlook
Bausch Health raised its full-year revenue and Adjusted EBITDA (non-GAAP)1 guidance ranges for 2019:

•	Raised Full-Year Revenues from $8.30 - $8.50 billion to the range of $8.35 - $8.55 billion

•	Raised Full-Year Adjusted EBITDA (non-GAAP)[1] from $3.35 - $3.50 billion to the range of $3.40 - $3.55 billion

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, which would otherwise be treated as non-GAAP to calculate projected GAAP net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP)1. The guidance provided in this section represents forward-looking information, and

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actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release. The primary reasons for our change in our 2019 full-year guidance ranges are better than expected base performance and the inclusion of our expectations regarding the newly acquired TRULANCE® product.

Additional Highlights

•	Bausch Health’s cash, cash equivalents and restricted cash were $784 million at March 31, 2019

•	The Company’s availability under the Revolving Credit Facility was approximately $1.055 billion at March 31, 2019

Conference Call Details

Date:	Monday, May 6, 2019
Time:	8:00 a.m. EDT
Webcast:	http://ir.bauschhealth.com/events-and-presentations
Participant Event Dial-in:	+1 (888) 317-6003 (United States)
+1 (412) 317-6061 (International)
+1 (866) 284-3684 (Canada)
Participant Passcode:	0806644
Replay Dial-in:	+1 (877) 344-7529 (United States)
+1 (412) 317-0088 (International)
+1 (855) 669-9658 (Canada)
Replay Passcode:	10129984 (replay available until May 13, 2019)

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people's lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.

Forward-looking Statements
This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements regarding anticipated approvals and launch dates for certain of the Company’s products (included the expected launch of DUOBRII™), our focus on Project CORE and the anticipated impact of such focus, expectations regarding TRULANCE® and Bausch Health's future prospects and performance, including the Company’s 2019 full-year guidance. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned

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that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in the Company's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2019 full-year guidance with respect to adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated, the anticipated timing and extent of the Company’s R&D expense, the expected timing and impact of loss of exclusivity for certain of our products, expected currency impact, expectations regarding gross margin, expectations regarding our newly acquired TRULANCE® product and expectations regarding base performance and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. Additional information regarding certain of these material factors and assumptions may also be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures, including (i) Adjusted EBITDA (non-GAAP), (ii) organic growth/change and (iii) constant currency. As discussed below, we also provide Adjusted Net Income (non-GAAP) to provide supplemental information to readers. Management uses these non-GAAP measures as key metrics in the evaluation of company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

However, these measures are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP measures. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

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The reconciliations of these historic non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, as indicated above, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) is GAAP net (loss) income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives, especially in light of the Company's new strategies. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company's underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company's executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) reflects adjustments based on the following items:

•
Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. In addition, in connection with its acquisition of certain assets of Synergy, the Company has incurred certain severance and integration costs which were not essential to complete, close or report the acquisition. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. With regard to the severance and integration costs associated with the acquisition of certain assets of Synergy, these costs are specific to the acquisition itself and provided no benefit to the ongoing operations of the Company. As a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company's operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•
Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, the Company does not believe that they are a representation of the Company's research and development efforts during the period.

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•
Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company's operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Goodwill impairments: The Company has excluded the impact of goodwill impairment. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. For periods prior to Jan. 1, 2018, the amount of goodwill impairment is measured as the excess of the carrying value of a reporting unit's goodwill over its implied fair value. However, in January 2017, new accounting guidance was issued which simplifies the subsequent measurement of an impairment to goodwill. Under the new guidance, which the Company early adopted effective Jan. 1, 2018, the amount of goodwill impairment is measured as the excess of a reporting unit's carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.

•
Share-based compensation: The Company has excluded the impact of costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•
Acquisition-related costs and adjustments excluding amortization of intangible assets and depreciation expense: The Company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company's acquisitions, as well as the nature of the agreed-upon consideration.

•
Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management's control.

•
Other Non-GAAP charges: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net gain on sale of assets. In addition, the Company has excluded certain other expenses, such as IT infrastructure investment, that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal

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settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Finally, to the extent not already adjusted for above, Adjusted EBITDA (non-GAAP) reflects adjustments for interest, taxes, depreciation and amortization (EBITDA represents earnings before interest, taxes, depreciation and amortization).

Adjusted Net Income (non-GAAP)
Historically, management has used adjusted net income (non-GAAP) (the most directly comparable GAAP financial measure for which is GAAP net income (loss)) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as further described below) that may obscure trends in the Company's underlying performance. By disclosing this non-GAAP measure, it was management's intention to provide investors with a meaningful, supplemental comparison of the Company's operating results and trends for the periods presented. It was management's belief that this measure was also useful to investors as such measure allowed investors to evaluate the Company's performance using the same tools that management had used to evaluate past performance and prospects for future performance. Accordingly, it was the Company's belief that adjusted net income (non-GAAP) was useful to investors in their assessment of the Company's operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income (loss) was significantly lower than our adjusted net income (non-GAAP). Commencing in 2017, management of the Company identified and began using certain new primary financial performance measures to assess the Company's financial performance. However, management still believes that adjusted net income (non-GAAP) may be useful to investors in their assessment of the Company and its performance.

In addition to certain of the adjustments described above (namely restructuring and integration costs, acquired in-process research and development costs, loss on extinguishment of debt, asset impairments, goodwill impairments, acquisition-related adjustments, excluding amortization, and other non-GAAP charges), adjusted net income (non-GAAP) also reflects adjustments based on the following additional item:

•
Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company's operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets

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have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Organic Growth/Change
Organic growth/change, a non-GAAP metric, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic growth/change is change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. The Company uses organic revenue and organic growth/change to assess performance of its business units and operating and reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as it provides a supplemental period-to-period comparison.

Organic revenue growth/change reflects adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/ or discontinued. These adjustments are determined as follows:

•
Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management's control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.

•
Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenues (non-GAAP) on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue (non-GAAP) growth/change excludes from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue (non-GAAP) growth/change excludes from the prior period (but not the current period), all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company's financial results and financial position. To assist investors in evaluating the Company's performance, we have adjusted for foreign currency effects. Constant currency impact is determined by comparing 2019 reported amounts adjusted to exclude currency impact, calculated using 2018 monthly average exchange rates, to the actual 2018 reported amounts.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

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FINANCIAL TABLES FOLLOW

Bausch Health Companies Inc.		Table 1
Condensed Consolidated Statements of Operations
For the Three Months ended March 31, 2019 and 2018
(unaudited)

	Three Months Ended
	March 31
(in millions)	2019	2018
Revenues
Product sales	$1,989	$1,965
Other revenues	27	30
	2,016	1,995
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	524	560
Cost of other revenues	13	13
Selling, general and administrative	587	591
Research and development	117	92
Amortization of intangible assets	489	743
Goodwill impairments	—	2,213
Asset impairments	3	44
Restructuring and integration costs	20	6
Acquired in-process research and development costs	1	1
Acquisition-related contingent consideration	(21)	2
Other (income) expense, net	(4)	11
	1,729	4,276
Operating income (loss)	287	(2,281)
Interest income	4	3
Interest expense	(406)	(416)
Loss on extinguishment of debt	(7)	(27)
Foreign exchange and other	—	27
Loss before benefit from income taxes	(122)	(2,694)
Benefit from income taxes	74	115
Net loss	(48)	(2,579)
Net income attributable to noncontrolling interest	(4)	(2)
Net loss attributable to Bausch Health Companies Inc.	$(52)	$(2,581)

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Bausch Health Companies Inc.		Table 2
Reconciliation of GAAP Net Loss to Adjusted Net Income (non-GAAP)
For the Three Months ended March 31, 2019 and 2018
(unaudited)

	Three Months Ended
	March 31
(in millions)	2019	2018
Net loss attributable to Bausch Health Companies Inc.	$(52)	$(2,581)
Non-GAAP adjustments: (a)
Amortization of intangible assets	489	743
Asset impairments	3	44
Goodwill impairments	—	2,213
Restructuring and integration costs	20	6
Acquired in-process research and development costs	1	1
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(12)	2
Loss on extinguishment of debt	7	27
IT infrastructure investment	4	—
Legal and other professional fees	8	5
Net gain on sale of assets	(10)	—
Litigation and other matters	2	11
Other	(4)	(1)
Tax effect of non-GAAP adjustments	(98)	(158)
Total non-GAAP adjustments	410	2,893
Adjusted net income attributable to Bausch Health Companies Inc. (non-GAAP)	$358	$312

(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

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Bausch Health Companies Inc.	Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months ended March 31, 2019 and 2018
(unaudited)

	Three Months Ended
	March 31
(in millions)	2019	2018
Cost of goods sold reconciliation:
GAAP Cost of goods sold (excluding amortization and impairments of intangible assets)	$524	$560
Fair value inventory step-up resulting from acquisitions (a)	(1)	—
Adjusted cost of goods sold (excluding amortization and impairments of intangible assets) (non-GAAP)	$523	$560
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$587	$591
IT infrastructure investment (b)	(4)	—
Legal and other professional fees (c)	(8)	(5)
Other Selling, general and administrative (d)	—	1
Adjusted selling, general and administrative (non-GAAP)	$575	$587
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$489	$743
Amortization of intangible assets (e)	(489)	(743)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—
Goodwill impairments reconciliation:
GAAP Goodwill impairments	$—	$2,213
Goodwill impairments (f)	—	(2,213)
Adjusted goodwill impairments (non-GAAP)	$—	$—
Restructuring and integration costs reconciliation:
GAAP Restructuring and integration costs	$20	$6
Restructuring and integration costs (g)	(20)	(6)
Adjusted restructuring and integration costs (non-GAAP)	$—	$—
Acquired in-process research and development costs reconciliation:
GAAP Acquired in-process research and development costs	$1	$1
Acquired in-process research and development costs (h)	(1)	(1)
Adjusted acquired in-process research and development costs (non-GAAP)	$—	$—
Asset impairments reconciliation:
GAAP Asset impairments	$3	$44
Asset impairments (i)	(3)	(44)
Adjusted asset impairments (non-GAAP)	$—	$—
Acquisition-related contingent consideration reconciliation:
GAAP Acquisition-related contingent consideration	$(21)	$2
Acquisition-related contingent consideration (a)	21	(2)
Adjusted acquisition-related contingent consideration (non-GAAP)	$—	$—
Other (income) expense, net reconciliation:
GAAP Other (income) expense, net	$(4)	$11
Net gain on sale of assets (j)	10	—
Acquisition-related costs (a)	(8)	—
Litigation and other matters (k)	(2)	(11)
Other (d)	4	—
Adjusted other (income) expense (non-GAAP)	$—	$—

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Bausch Health Companies Inc.	Table 2a (continued)
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months ended March 31, 2019 and 2018
(unaudited)

	Three Months Ended
	March 31
(in millions)	2019	2018
Loss on extinguishment of debt reconciliation:
GAAP Loss on extinguishment of debt	$(7)	$(27)
Loss on extinguishment of debt (l)	7	27
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—
Benefit from (provision for) income taxes reconciliation:
GAAP Benefit from income taxes	$74	$115
Tax effect of non-GAAP adjustments (m)	(98)	(158)
Adjusted provision for income taxes (non-GAAP)	$(24)	$(43)

(a) Represents the three components of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(b) Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).
(c) Represents the sole component of the non-GAAP adjustment of “Legal and other professional fees” (see Table 2). Legal and other professional fees incurred during the three months ended March 31, 2019 and 2018 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
(d) Represents the two components of the non-GAAP adjustment of “Other” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Goodwill impairment” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Restructuring and integration costs” (see Table 2).
(h) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(i) Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).
(j) Represents the sole component of the non-GAAP adjustment of “Net gain on sale of assets” (see Table 2).
(k) Represents the sole component of the non-GAAP adjustment of "Litigation and other matters" (see Table 2).
(l) Represents the sole component of the non-GAAP adjustment of “Loss on extinguishment of debt” (see Table 2).
(m) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch Health Companies Inc.	Table 2b
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP)
For the Three Months ended March 31, 2019 and 2018
(unaudited)
	Three Months Ended
	March 31
(in millions)	2019	2018
Net loss attributable to Bausch Health Companies Inc.	$(52)	$(2,581)
Interest expense, net	402	413
Benefit from income taxes	(74)	(115)
Depreciation and amortization	532	786
EBITDA	808	(1,497)
Adjustments:
Asset impairments	3	44
Goodwill impairments	—	2,213
Restructuring and integration costs	20	6
Acquired in-process research and development costs	1	1
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(12)	2
Loss on extinguishment of debt	7	27
Share-based compensation	24	21
Other adjustments:
IT infrastructure investment	4	—
Legal and other professional fees (a)	8	5
Net gain on sale of assets	(10)	—
Litigation and other matters	2	11
Other	(4)	(1)
Adjusted EBITDA (non-GAAP)	$851	$832

(a) Legal and other professional fees incurred during the three months ended March 31, 2019 and 2018 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

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Bausch Health Companies Inc.								Table 3
Organic Growth (non-GAAP) - by Segment
For the Three Months ended March 31, 2019 and 2018
(unaudited)
	Calculation of Organic Revenue for the Three Months Ended
	March 31, 2019				March 31, 2018			Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisition	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.
Bausch + Lomb/International (c)
Global Vision Care	$203	$9	$—	$212	$195	$—	$195	$17	9%
Global Surgical	167	9	—	176	171	(1)	170	6	4%
Global Consumer Products	324	18	—	342	330	(6)	324	18	6%
Global Ophtho Rx	161	5	—	166	143	—	143	23	16%
International Rx	263	17	—	280	264	(7)	257	23	9%
Total Bausch + Lomb/International	1,118	58	—	1,176	1,103	(14)	1,089	87	8%

Salix (c)	445	—	(6)	439	422	(3)	419	20	5%

Ortho Dermatologics (c)
Ortho Dermatologics(d)	100	—	—	100	111	—	111	(11)	(10)%
Global Solta	38	1	—	39	29	—	29	10	34%
Total Ortho Dermatologics	138	1	—	139	140	—	140	(1)	(1)%

Diversified Products (c)
Neurology and Other	186	—	—	186	209	(1)	208	(22)	(11)%
Generics(d)	104	—	—	104	90	—	90	14	16%
Dentistry(d)	25	—	—	25	31	—	31	(6)	(19)%
Total Diversified Products	315	—	—	315	330	(1)	329	(14)	(4)%

Total revenues	$2,016	$59	$(6)	$2,069	$1,995	$(18)	$1,977	$92	5%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended March 31, 2019 is calculated as revenue as reported adjusted for: (i) the impact for changes in exchange rates (previously defined in this news release) and (ii) revenues attributable to acquisitions during the twelve months subsequent to the day of acquisition, as there are no revenues from those businesses included in the comparable prior period. Organic revenue (non-GAAP) for the three months ended March 31, 2018 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.
(c) Commencing in the second quarter of 2018, the Company realigned its segment reporting structure and now operates in four operating segments. All segment references in this news release are to this realigned segment reporting structure and prior period presentations of segment results have been conformed to the current segment reporting structure to allow investors to evaluate results between periods on a consistent basis. For more information about the current segment reporting structure, please see “Changes in Reportable Segments” in Note 2, “SIGNIFICANT ACCOUNTING POLICIES” to our unaudited interim Consolidated Financial Statements included in our quarterly report on Form 10-Q for the quarter ended March 31, 2019.
(d) Effective in the first quarter of 2019, one product historically included in the reported results of the Ortho Dermatologics business unit in the Ortho Dermatologics segment is now included in the reported results of the Generics business unit in the Diversified Products segment and another product historically included in the reported results of the Ortho Dermatologics business unit in the Ortho Dermatologics segment is now included in the reported results of the Dentistry business unit in the Diversified Products segment as management believes the products better align with the new respective business units. These changes in product alignment are not material. Prior period presentations of business unit and segment revenues and profits have been conformed to current segment and business unit reporting structures.

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Bausch Health Companies Inc.		Table 4
Consolidated Balance Sheet and Other Financial Information
(unaudited)

(in millions)	March 31, 2019	December 31, 2018
Cash Balances
Cash and cash equivalents	$782	$721
Restricted cash	2	2
Cash, cash equivalents and restricted cash	$784	$723

Debt Balances
Senior Secured Credit Facilities:
2023 Revolving Credit Facility	$—	$75
June 2025 Term Loan B Facility	4,104	4,269
November 2025 Term Loan B Facility	1,402	1,456
Senior Secured Notes
5.75% Senior Secured Notes due August 2027	493	—
All other Senior Secured Notes	4,950	4,948
Senior Unsecured Notes:
5.625% Senior Unsecured Notes due December 2021	181	697
5.50% Senior Unsecured Notes due March 2023	780	995
5.875% Senior Unsecured Notes due May 2023	2,650	3,229
8.50% Senior Unsecured Notes due January 2027	1,757	738
All other Senior Unsecured Notes	7,852	7,886
Other	12	12
Total long-term debt and other, net of unamortized premiums, discounts and issuance costs	24,181	24,305
Plus: Unamortized premiums, discounts and issuance costs	293	327
Total long-term debt and other	$24,474	$24,632

Maturities and Mandatory Payments of Debt Obligations
Remainder of 2019	$182	$228
2020	303	303
2021	303	1,003
2022	1,553	1,553
2023	5,436	6,348
2024	2,303	2,303
Thereafter	14,394	12,894
Total debt obligations	$24,474	$24,632

	2019	2018
Cash provided by operating activities - Three months ended March 31	$413	$438

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